Exhibit 10.1


                        THE SINGING MACHINE COMPANY, INC.
                           YEAR 2001 STOCK OPTION PLAN


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                                                 TABLE OF CONTENTS

                                                                                                               PAGE

         1.       Administration................................................................................B-3

         3.       Shares Subject to the Plan.  .................................................................B-4

         4.       Eligibility for Participation.  ..............................................................B-5

         5.       Granting of Options.  ........................................................................B-5

         6.       Effect of Termination of Employment Disability Retirement or Death............................B-7

         7.       Withholding of Taxes..........................................................................B-8

         8.       Transferability of Grants.....................................................................B-8

         9.       Change of Control.............................................................................B-9

         10.      Limitations on Issuance or Transfer of Shares.................................................B-9

         11.      Amendment and Termination of the Plan........................................................B-10

         12.      Funding of the Plan..........................................................................B-10

         13.      Rights of Participants. .....................................................................B-10

         14.      No Fractional Shares.........................................................................B-10

         15.      Headings.....................................................................................B-10

         16.      Effective Date of the Plan...................................................................B-11

         17.      Miscellaneous................................................................................B-11
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                                                        B-2

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                        THE SINGING MACHINE COMPANY, INC.
                           YEAR 2001 STOCK OPTION PLAN

         The purpose of The Singing Machine Company, Inc. Year 2001 Stock Option plan (the "Plant") is to provide (i) designated employees of The Singing Machine Company, Inc. (the "Company") and its subsidiaries, (ii) certain Key Advisors (as defined in Section 4.(a)) who perform services for the Company or its subsidiaries and (iii), non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options and nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic, interests of the participants with those of the shareholders.

         1. Administration.
            --------------

                  (a) Committee. The Plan shall be administered and interpreted by the Board of Directors or a committee appointed by the Board (the Board of Directors in such capacity or any committee appointed by the Board of Directors is referred to hereafter as the "Committee"). The Committee as appointed by the Board' shall consist of two or more persons appointed by the Board, all of whom may be "outside directors" as defined under section 162(m) of the Internal Revenue Codes of 1986, as amended (the "Code") and related Treasury regulations and may be "non- employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934,, as, amended (the "Exchange Act").

                  (b) Committee Authority. The Committee shall have the sole authority, to, (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be arcade to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any, other matters arising under the Plan.

                  (c) Committee Determinations. The Committee shall have fall power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in, any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2. Grants. Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("lucrative Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options

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may sometimes be collectively referred to as "Grants" or "Options"). All Grants shall be subject to the terms end conditions set forth herein and to such other terms and conditions consistent with this Pisa as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. In the event there is an inconsistency between the terms of the Grant Instrument and the terms of the Plan, the terms of the Plan shall govern. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

         3. Shares Subject to the Plan.
            --------------------------

                  (a) Shares Authorized. Subject to the adjustment specified Shares below, the aggregate number of shares of common stork of the Company ("Company Stock" or "Stock) that may be awarded under the Plan is 1,950,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall not exceed 450,000 options ("Award Limit"). The shares may be authorized hot unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Grants shall again be available for purposes of the Plan. However, to the extent Section 162(m) of the Code requires, such shares continue to be counted against the Award Unit.

                  (b) Adjustments. Notwithstanding any other provision of the Plan, the Committee may: (I) al any time, make or provide such adjustments to the Plan or to the number and class of shares available thereunder, or (2) at the time of grant of any Options, provide for such adjustments to such Options as the Committee shall deem appropriate to prevent dilution or enlargement of rights, including without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations and the like. Any adjustments determined by the Committee shall be final, binding and conclusive.

         With respect to Options which are granted to participants, the compensation of whom could be subject to limitation under Section 162(m) of the Code and which are limited to qualify as performance-based compensation under
Section 162(m)(4)(c), no adjustment or action described in this Section 3(b) or in any other provision of the Plan shall be authorized to the extent that ouch adjustment or action would cause the Option to fail to qualify under Section l62(m)(4)(c), or any successor provisions thereto. Furthermore, no adjustment or action shall be authorized to the extent the adjustment or action would result in short-outing profits liability under Section 16 or violate the exemptive conditions of hole 166-3, unless the Committee determines that the Option or other award is not to comply with such exemptive conditions. The number of shares of Company Stock subject to any Option shall always be rounded to the next whole number.

         4.       Eligibility for Participation.
                  -----------------------------

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                  (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee-Directors") shall be eligible to participate in the Plan. Key advisors and consultants who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital raising transaction.

                  (b) Selection of Grantees. The Committee shall select the Employees, Non- Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors axed Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

         5. Granting of Options.
            -------------------

                  (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

                  (b) Type of Option and Price.
                      ------------------------

                           (i) The Committee may grant Incentive Stock Options
that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are-not intended to so qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors

                           (ii) The purchase price (the "Exercise Price") of
Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted, provided, however, that (A) the Exercise Price of an Incentive Stock Option shall be equal to or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted; (B) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant; (C) in the case of an Option intended to qualify as performance based compensation (as described in Section 162(m)(4)(c) of the Code), the Exercise Price shall not be less than 100% of the Fair Market Value of Company Stock on the date of grant; and (D) in the case of Nonqualified Stock Options granted to Non-Employee Directors, the Exercise Price shall equal 100% of the Fair Market Value of Company Stock on the date of grant.

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                           (iii) If the Company Stock is publicly traded, then
the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the average of the high and low sales prices on the relevant date or (if there were no trades on that date) the latest preceding date upon which sales were reported, or (y) if the Company Stock is not principally traded on such exchange or market; the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily) Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

                  (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

                  (d) Vesting and Exercisability of Options. Options shall vest and become exercisable in accordance with such terms and conditions, consistent with the Plan, as may 1)( determined by the Committee and, specified in the Grant Instrument or an amendment to the Gray, Instrument. The Committee may accelerate the vesting and/or exercisability of any or all outstanding Options at any time for any reason.

                  (e) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment 0 the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee in cash. However, if permitted in writing by the Committee it the Grant Instrument of an amendment to the Grant Instrument, the Grantee may pay the exercise price by (i) delivering, shares of Company Stock owned by the Grantee having a Fair Market Value on the date of exercise equal to the Exercise Price, (ii) tendering a hall recourse promissory note, (iii) pursuant to a broker assisted "cashless exercise" arrangement, (iv) by waiver of compensation due or accrued to the participant for services rendered or (v) any other methods that the Committee may permit. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

                  (f) Limits on Incentive ;Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect which incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An

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Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

         6. Effect of Termination of Employment Disability Retirement or Death.

                  (a) General Rule. The Committee shall establish and set forth in each Grant Instrument that evidences an Option whether the Option will continue to be exercisable, and terms and conditions of such exercise, if a Grantee ceases to be employed by, or to provide services to, the Company or its subsidiaries, which provisions may be waived or modified by the Committee at any time. If not so established in the Grant Instrument, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time.

                  (b) Termination for Cause or Leaving Without Good Reason. No Option shall be exercisable after 30 days following the recipient's termination of employment with the Company or a subsidiary, unless such termination of employment occurs by reason of Disability or Retirement (as defined in this Section 6) or death. The Committee may, in its sole discretion, cause any Option to be forfeited upon an employee's termination of employment if the employee was terminated for one (or more) of the following reasons: (i) the employee's conviction, or plea of guilty or nolo contendere to the commission, of a felony,
(ii) the employee's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary, (iii) an act of dishonesty by the employee resulting air intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary, (iv) any breach of the employee's fiduciary duties to the Company as an employee or officer or (v) the employee's leaving the Company without giving adequate notice of such departure. It shall be within the sole discretion of the Committee to determine whether the employee's termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

                  (c) Disability or Retirement. Except as expressly provided otherwise in the written agreement relating to any Option granted under the Plan, in the event of the Disability or Retirement of a recipient of Options, the Options which are held by such recipient on the date of such Disability or Retirement, shall be exercisable at anytime until the expiration date of the Options, provided, however, that any Incentive Stock Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of such Disability or Retirement (or within one (1) year in the ease of an employee who is "disabled" within the meaning of Section 22(e)(3) of the Code). "Disability" shall mean any termination of employment with the Company or a subsidiary because of a long-term or total disability, as determined by the Committee in its sole discretion. "Retirement" shall mean a termination of employment with the Company or a subsidiary either (i) on a voluntary basis by a recipient who is at least 55 years of age and has at least 10 years of service with the Company or a subsidiary; (ii) on an involuntary basis (other than for cause) by a recipient who is at least 60 years of age; or
(iii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

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                  (d) Death. In the event of the death of a recipient of Options while an employee of the Company or any subsidiary, Options which are held by such employee at the date of death, shall be exercisable by the beneficiary designated by the employee for such purpose (the "Designated ("Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, by the employee's personal representatives, heirs or legatees at any time prior to the Expiration Date of the Option at which time such Options shall terminate. In the event of the death of a recipient of Options following a termination of employment due to Retirement Disability, if such death occurs before the Options are exercised, the Options which are held by such recipient on the date of termination of employment, whether or not otherwise exercisable on such date, shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs, or legatees to the same extent such Options were exercisable by the recipient.

         7. Withholding of Taxes.
            --------------------

                  (a) Required Withholding. All Grants under the Plan shall be subject applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from any wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

                  (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option and having shares withheld up to an amount that does not exceed the Grantee's maximum marginal rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

         8. Transferability of Grants.
            -------------------------

                  (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not assign, pledge or transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactorily to the Company of his or her right to receive the Grant under the Grantee's will or under applicable laws of descent and distribution.

                  (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing; Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may approve.

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         9. Change of Control.
            -----------------

                  (a) Change of Control. As used herein, a "Change of Control" -shall be deemed to have occurred upon the consummation of any of the following transactions: (i) any merger or consolidation of the Company or other transaction (other than sales of equity by the Company for the purpose of raising cash for its own account) where the shareholders of the Company immediately prior to such transaction will not beneficially own immediately after such transaction shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (ii) the sale or other disposition of all or substantially all of the assets of the Company;
(iii) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the owner or beneficial owner of Company securities, after the date of this. Agreement, having 30% or more of the combined voting power of the then outstanding securities of, the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is the majority at the time the purchases are made), or
(iv) the persons who were directors of the Company before certain transactions (as described here in) shall cease to constitute a majority of the Board of the Company, or arty successor to the Company, as the direct or indirect result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions or any other transaction(s) or series of transactions that result in the composition of the Board changing. The definition of "Change of Control" as used in this Plan may be expanded by the Committee in individual Grant Instruments that it awards to Grantees.

                  (b) Notice of Change of Control. Upon a Change of Control as defined in the Plan or any other definition of change of control that is approved by the Committee (collectively, "Change of Control"), the Company shall provide each Grantee who has outstanding Options with written notice of such Change of Control. The Committee may, in its sole discretion, provide in a Grant Instrument that upon a Change of Control all outstanding Options issued to the Grantee under the Grant Instrument shall automatically accelerate and become fully exercisable.

         10. Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         11.  Amendment and Termination of the Plan.
              -------------------------------------

                  (a) Amendment. The Board may mend or terminate the Plan at any time provided, however, that the Board shall not amend the Plats without shareholder approval if such approval is required by Section 162(m) of the Code.

                  (b) Termination of Plan. The Plan shall terminate on the day immediate preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by Board or is extended by the Board with the approval of the shareholders.

                  (c) Termination and Amendment to Outstanding Grants. A termination amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or, may be amended by agreement of the Company and the Grantee consistent with the Plan.

                  (d) Governing Document. The Plan shall be the controlling document, No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         12. Funding of the Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant including unpaid installments of Grants.

         13. Rights of Participants. Nothing in this Plan shall entitle any Employee, Key Advisor or other Grantee to any claim or right to be granted a Grant under this Plan. Neither this Plan nor an action taken hereunder shall be construed as giving any individual any rights to be retained by or the employ of the Company or any other employment rights.

         14. No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         15. Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         16. Effective Date of the Plan.
             --------------------------

                  (a) Effective Date. Subject to the approval of the Company's shareholders, the Plan shall be effective as of June 1, 2001.

                  (b) Public Offering. The provisions of the Plan that refer to a Public Offering, or that refer to, or are applicable to persons subject to,
Section 16 of the Exchange Act or Section 162(m) of the Code, shall be effective for so long as such stock is so registered.

         17. Miscellaneous.
             -------------

                  (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to giant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

                  (b) Loans. The Committee may, in its discretion, extend a loan in connection with the exercise or receipt of a grant under this Plan. The terms and conditions of any such loan shall be set by the Committee.

                  (c) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

                  (d) Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. In the event of any of the foregoing, notwithstanding any other provision contained in this Plan, the Committee may at its discretion prior to the consummation of the transaction, offer to purchase, exchange, adjust, modify or cancel any Outstanding Options, at such time and in such manner as the Committee deems appropriate.

                  (e) Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not be included.

                  (f) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Florida, without regard to conflicts of laws principles.

Dated as of June 1, 2001

                                 THE SINGING MACHINE COMPANY, INC.

                                 By: /s/ John Klecha
                                     -----------------------------------------
                                         John Klecha
                                         President and Chief Executive Officer

                                    EXHIBIT C

                        THE SINGING MACHINE COMPANY, INC.
                           CASH BONUS PERFORMANCE PLAN

SECTION 1. PURPOSE OF PLAN

The purpose of the Plan is to promote the success of The Singing Machine Company, Inc. (the "Company") by providing to participating employees bonus incentives that qualify as performance- based compensation within the meaning of
Section 162(m) of the Internal Revenue Code.

SECTION 2. DEFINITIONS AND TERMS

2.1 ACCOUNTING TERMS. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with accounting principles generally accepted in the United States of America, as from time to time in effect, as applied and reflected in the consolidated financial statements of the Company, prepared in the ordinary course of business.

2.2 SPECIFIC TERMS. The following words and phrases as used herein shall have the following meaning unless a different meaning is plainly required by the context.

         "Accrual Amounts for Cash Bonuses" means any amounts accrued by the Company or its subsidiaries in accordance with accounting principles generally accepted in the United States of America for Bonus payments to be-made to Employees under its Cash Bonus Plan for the Year to which the Bonus payments relate and other annual bonuses that are accrued in accordance with accounting principles generally accepted in the United States of America for Employees in other bonus plans of the Company for the Year to which the bonus payments relate.

         "Bonus" means a cash payment or payment opportunity, as the context requires, that is made to each Participant under this Plan.

         "Bonus Pool" shall mean 12% of the Company's PTNI for each Year.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the committee which has been established to administer the Plan in accordance with Section 3.1 and Section 162(m) of the Code.

         "Company" means The Singing Machine Company, Inc. and any successor, whether by merger, ownership of all or substantially all of its assets or otherwise.

         "Employee" means any employee of the Company.

                                       C-1

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         "Extraordinary Items" means all items of gain, loss or expense for the
Year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business all as determined in accordance with generally accepted accounting principles in the United States of America established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) and any amendments or interpretations thereof.

         "Interest Expense" for any Year means any line item(s) representing interest expense of the Company, as reported in the income statement, contained in the audited consolidated financial statements of the Company, for the Year.

         "Key Man Life Insurance Expense" for any Year means any premium expenses that the Company has incurred under insurance policies that it has obtained for its executive officers who are deemed to be Named Executive Officers (as such term is defined in the SEC rules and regulations).

         "Net Income" for any Year means the consolidated net income of the Company, as reported in the income statement, contained in the audited consolidated financial statements of the Company for the Year.

         "Participant" means any Employee selected to participate in the Plan by the Committee.

         "Performance Period" means the Year with respect to which the Performance Target is served by the Committee.

         "Performance Target" means the specific objective goal that is timely set in writing by the Committee for each Participant for the Performance Period. The Performance Target for this Plan shall be PTNI.

         "Plan" means this Cash Bonus Performance Plan for Employees of the Company, as amended from time to time.

         "PTNI" for any Year paeans the Net Income of the Company before Taxes and adjusted to exclude (i) Interest Expense, (ii) Extraordinary Items, (iii) Accrual Amounts for Cash Bonuses, and (iv) Key Man Life Insurance Expense PTNI also excludes any change that occurs in the applicant's accounting principles or practices during the Performance Period, as further described in Section of the Plan.

         "Section 162(m)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

         "Taxes" means any line items representing income taxes of the Company, as reported in the income statement, contained in the audited consolidated financial statements of the Company, for the Year.

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         Year" means any one or more fiscal years of the Company, commencing on or after April 1, 2001 that represent(s) the applicable Performance Period.

SECTION 3, ADMINISTRATION OF THE PLAN

3.1 THE COMMITTEE. The Plan shall be administered by a Committee consisting of at least two members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan, who (i) are not eligible to participate in the Plan and (ii) are "outside directors" within the meaning of Section 162(m).

3.2 POWERS OF THE COMMITTEE. The Committee has established the Performance Target as PTNI for the term of the Plan. The Committee shall have the sole responsibility of determining from among the Employees those persons who will participate in and receive Bonuses under the Plan and, subject to Sections 4 and 5 of the Plan, the amount of such Bonuses and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonus under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto. For each Performance Period, the Committee shall determine those Employees who are selected as Participants in the Plan.

3.3 REQUISITE ACTION. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

3.4 EXPRESS AUTHORITY (AND LIMITATIONS ON AUTHORITY) TO CHANGE TERMS AND CONDITIONS OF BONUS. Without limiting the Committee's authority under other provisions of the Plan, but subject to any express limitations of the Plan and
Section 5.8, the Committee shall have the authority to accelerate a bonus (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for a Bonus (including any forfeiture conditions but not Performance Target(s)), in such circumstances as the Committee deems appropriate. In the case of any acceleration of a Bonus after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody's Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs.

SECTION 4. BONUS PROVISIONS

4.1 PROVISION FOR BONUS. Each Participant may receive a Bonus if and only if the Performance Target established by the Committee, is attained. The applicable Performance Period shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target has been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section

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4.2 or may pay no Bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

4.2 PERFORMANCE TARGET. The Committee has determined that the Performance Target for each Year shall be PTNI. In the aggregate, the Participants shall be entitled to receive a bonus equal to twelve percent (12%) of the Company's PTNI each year. The Committee has determined that persons serving in the following positions shall be entitled to receive the following percentages of the Bonus Pool during each Performance Period;

                                                              Percent of
         Position                                             Bonus Pool
         --------                                             ----------
         Chief Executive Officer                              49.6%
         Chief Operating Officer                              39.6%
         Director of Sales                                     9.6%
         All Other Employees*                                  1.2%

         ---------------------
         *All other employees excludes the Chief Executive Officer, the Chief Operating Officer and the Director of Sales.

4.3 MAXIMUM INDIVIDUAL BONUSES. Notwithstanding any other provisions hereof, during each Performance Period, the Chief Executive Officer shall not receive a Bonus in excess of 49.6% of the Bonus Pool, the Chief Operating Officer shall not receive a Bonus in excess of 39.6% of the Bonus Pool, the Director of Sales shall not receive a Bonus in excess of 9.6% of the Bonus Pool and all other employees shall not receive a Bonus in excess of 1.2% of the Bonus Pool.

The Committee reserves the right in its absolute discretion not to pay any Bonuses to any of the Employees listed herein or to award any of them a Bonus less than the maximum amount determined in accordance with the formula described above.

4.4 SELECTION OF PARTICIPANTS. For each Performance Period, the Committee shall determine the Employees who will participate in the Plan.

4.5 EFFECT OF MID-YEAR COMMENCEMENT OF SERVICE. To the extent compatible with Sections 4.2 and 5.8, if services as an Employee commence after the adoption of the Plan, the Committee may grant a Bonus that is proportionately adjusted based on the period of actual service during the Year; the amount of any Bonus paid to such person shall not exceed that proportionate amount.

4.6 CHANGES IN ACCOUNTING PRINCIPLES OR PRACTICES. Subject to Section 5.8, if a change occurs in the applicable accounting principles or practices, the amount of the Bonuses paid under this Plan for such Performance Period shall be determined without regard to such change.

4.7 COMMITTEE DISCRETION TO DETERMINE BONUSES. The Committee has the sole discretion to determine whether all or any portion of the Bonus will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of the Plan or award a Bonus under this Plan if the Performance Target has not been satisfied.

4.8 COMMITTEE CERTIFICATION. No Employee shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target and any other material terms previously established by the Committee or set forth in the Plain were in fact satisfied.

4.9 TIME OF PAYMENT. Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee's determinations under this Section 4 and the certification of the Committee's findings under Section
4.8. Any such payment shall be in cash or cash equivalent, subject to applicable withholding requirements. Notwithstanding the foregoing, the Committee, in its sole discretion (but subject to any prior written commitments and to any conditions consistent with Section 5.8, that it deems appropriate), may defer the payout or vesting of any Bonus. In the case of the delay of a Bonus otherwise payable at or after the attainment and certification of the applicable Performance Target(s), any additional amount payable shall be based on Moody's Average Corporate Bond Yield over the deferral period.

SECTION 5. GENERAL PROVISIONS

5.1 NO RIGHT TO BONUS OR CONTINUED EMPLOYMENT. Neither the establishment of the Plan nor the provision for or payment of any, amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any, predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plaza, shall be held or construed to confer upon any person any legal right to receive, or any interest in a Bonus or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Employee in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target has been attained and/or the individual maximum amounts pursuant to Section 4.2 have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated, unless the Committee otherwise expressly provides by written contract or other written commitment.

5.2 DISCRETION OF COMPANY, BOARD OF DIRECTORS AND COMMITTEE. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and

SECTION 6.  AMENDMENTS, SUSPENSION OR TERMINATION OF PLAN

The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment may be effective without Board of Directors and/or stockholder approval if such approval is necessary to comply with the applicable rules under
Section 162(m) of the Code.